Exhibit 99.1
AGILITI ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2023 AND REVISES 2023 OUTLOOK
Eden Prairie, Minn. — (BUSINESS WIRE) — August 8, 2023 – Agiliti Inc. (NYSE: AGTI) (“Agiliti”), a nationwide provider of healthcare technology management and service solutions to the United States healthcare industry, today announced its financial results for the second quarter ended June 30, 2023, and revised its financial outlook for 2023.
Second Quarter 2023 Highlights
•Revenue growth of 6.2% to $291 million
•Net loss of $4 million, compared to net income of $5 million in the prior year period; loss per share of $0.03, compared to income per share of $0.04 per share in the prior year period
•Adjusted EBITDA1 of $66 million, compared to $70 million in the prior year period; Adjusted Earnings Per Share1 of $0.14, compared to $0.19 in the prior year period
“In the second quarter we delivered solid topline performance supported by continued demand for our differentiated suite of essential services,” said Tom Boehning, Chief Executive Officer. “Our customers continue to rely on us to help them address the many challenges they’re facing, as we ultimately deliver improved clinical efficiencies, cost savings and enhanced patient outcomes. While we are maintaining our revenue guidance for the year, we are lowering our adjusted EBITDA and adjusted EPS guidance to reflect the near-term impact of the contraction of our peak need rental (PNR) business and the onboarding of larger contracts. However, we expect our mix of business to help support a more visible and predictable financial outlook moving forward, consistent with our long history as a company.”
Second Quarter 2023 Financial Results
Total revenue for the three months ended June 30, 2023 was $291.1 million, representing a 6.2 percent increase from $274.0 million for the same period of 2022. Total revenue for the six months ended June 30, 2023, was $591.0 million, representing a 4.0 percent increase from $568.4 million for the same period of 2022.
Net loss for the three months ended June 30, 2023 was $4.0 million, compared to net income of $5.0 million for the same period of 2022. Net loss for the six months ended June 30, 2023, was $1.0 million compared to net income of $24.9 million for the same period of 2022.
Adjusted EBITDA1 for the three months ended June 30, 2023 was $65.5 million, a 5.8 percent decline from $69.6 million for the same period of 2022. Adjusted EBITDA1 for the six months ended June 30, 2023, was $137.5 million, a 13.4 percent decline from $158.7 million for the same period of 2022.
Revised 2023 Financial Outlook
The company revised its guidance for 2023 as follows:
•Revenue of $1.16 - $1.19 billion (consistent with prior guidance)
•Adjusted EBITDA of $260 - $270 million2
•Adjusted earnings per share of $0.54 – $0.59 per share2
•Capex investment expected at $80 million

1 Non-GAAP Measures. See further discussion on page 6
2 With regard to the non-GAAP Adjusted EBITDA guidance and adjusted earnings per share guidance provided above, a reconciliation to GAAP net income has not been provided as the quantification of certain items included in the calculation of GAAP net income cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results. See further discussion below regarding historical Adjusted EBITDA and historical adjusted earnings per share.

Conference Call Information
Agiliti will hold a conference call to discuss its second quarter 2023 results on Tuesday, August 8, at 5 p.m. Eastern Time (4 p.m. Central Time).
The conference call can be accessed live over the phone by dialing 1-877-407-0792 or for international callers, 1-201-689-8263. The passcode for the live call and the replay is 13739397. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The Access ID for the replay call is 13739397. The replay will be available until August 22, 2023.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by visiting the Agiliti Investor Relations site at https://investors.agilitihealth.com. The online replay will be available for a limited time shortly following the call.
About Agiliti
Agiliti is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. Agiliti serves more than 10,000 national, regional and local acute care and alternate site providers across the U.S. For more than eight decades, Agiliti has delivered medical equipment management and service solutions that help healthcare providers reduce costs, increase operating efficiencies and support optimal patient outcomes.
CONTACT:
Solebury Strategic Communications
ir@agilitihealth.com
Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are forward-looking in time, including financial outlook and other preliminary results, and involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: negative reaction of our investors, our suppliers, our customers or our employees to our leadership succession; market volatility of our common stock as a result of our leadership succession; the risk that the leadership succession may not provide the results that the company expects; our history of net losses and substantial interest expense; our need for substantial cash to operate and expand our business as planned; our substantial outstanding debt and debt service obligations; restrictions imposed by the terms of our debt; a decrease in the number of patients our customers are serving; our ability to effect change in the manner in which health care providers traditionally procure medical equipment; the absence of long-term commitments with customers; our potential inability to maintain the agreement with the U.S. Department of Health and Human Services’ (“HHS”) and Office of Assistant Secretary of Preparedness and Response (“ASPR”) (the “Agreement”) or comply with its terms and risks relating to extension, renewal or termination of the Agreement or any of our existing contacts with HHS and ASPR; our ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of health care reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; the effect of prolonged negative changes in domestic and global economic conditions; difficulties or delays in our continued expansion into certain of our businesses/geographic markets and developments of new businesses/geographic markets; additional credit risks in increasing business with home care providers and nursing homes, impacts of equipment product recalls or obsolescence; increases in vendor costs that cannot be passed through to our customers; and other Risk Factors as detailed in our most recent annual report on Form 10-K.

Agiliti, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$291,081	$273,984	$590,985	$568,428
Cost of revenue	191,677	175,819	382,207	346,636
Gross margin	99,404	98,165	208,778	221,792
Selling, general and administrative expense	81,230	82,121	170,067	168,259
Operating income	18,174	16,044	38,711	53,533
Loss on extinguishment / modification of debt	4,445	1,418	4,445	1,418
Interest expense	20,549	11,261	36,380	21,925
Income (loss) before income taxes and noncontrolling interest	(6,820)	3,365	(2,114)	30,190
Income tax (benefit) expense	(2,892)	(1,698)	(1,236)	5,207
Consolidated net income (loss)	(3,928)	5,063	(878)	24,983
Net income attributable to noncontrolling interest	98	65	135	93
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$(4,026)	$4,998	$(1,013)	$24,890

Basic income (loss) per share	$(0.03)	$0.04	$(0.01)	$0.19
Diluted income (loss) per share	$(0.03)	$0.04	$(0.01)	$0.18

Weighted-average common shares outstanding:
Basic	134,661,933	132,556,645	134,258,271	131,856,267
Diluted	139,744,988	138,697,206	139,373,990	137,932,546

Agiliti, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share information)
(unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$9,213	$5,577
Accounts receivable, less allowance for credit losses of $4,304 as of June 30, 2023 and $4,182 as of December 31, 2022	220,269	207,753
Inventories	79,154	70,132
Prepaid expenses	15,420	23,458
Other current assets	4,760	9,393
Total current assets	328,816	316,313
Property and equipment, net	284,132	273,958
Goodwill	1,239,432	1,239,106
Operating lease right-of-use assets	80,717	79,975
Other intangibles, net	470,420	512,020
Other	23,991	22,735
Total assets	$2,427,508	$2,444,107
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$16,376	$17,752
Current portion of operating lease liability	25,397	23,607
Current portion of obligation under tax receivable agreement	10,052	34,694
Accounts payable	70,328	59,163
Accrued compensation	20,620	25,928
Accrued interest	7,814	5,039
Other current liabilities	30,105	31,198
Total current liabilities	180,692	197,381
Long-term debt, less current portion	1,081,246	1,077,293
Obligation under tax receivable agreement, pension and other long-term liabilities	10,135	9,161
Operating lease liability, less current portion	67,046	67,332
Deferred income taxes, net	133,976	146,615
Commitments and contingencies
Equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 134,987,003 and 133,608,495 shares issued and outstanding at June 30, 2023 and December 31, 2022	13	13
Additional paid-in capital	963,965	953,046
Accumulated deficit	(15,287)	(14,274)
Accumulated other comprehensive income	5,497	7,343
Total Agiliti, Inc. and Subsidiaries equity	954,188	946,128
Noncontrolling interest	225	197
Total equity	954,413	946,325
Total liabilities and equity	$2,427,508	$2,444,107

Agiliti, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Consolidated net income (loss)	$(878)	$24,983
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	39,158	46,412
Amortization	46,858	47,119
Loss on extinguishment / modification of debt	4,445	1,418
Provision for credit losses	341	279
Provision for inventory obsolescence	1,129	568
Non-cash share-based compensation expense	10,474	10,206
Gain on sales and disposals of equipment	(1,177)	(256)
Deferred income taxes	(12,000)	(2,567)
Changes in operating assets and liabilities:
Accounts receivable	(12,113)	(8,833)
Inventories	(10,319)	(4,398)
Other operating assets	4,345	(579)
Accounts payable	10,606	8,702
Accrued and other operating liabilities	1,550	(21,916)
Net cash provided by operating activities	82,419	101,138
Cash flows from investing activities:
Medical equipment purchases	(25,512)	(22,823)
Property and office equipment purchases	(15,704)	(12,776)
Proceeds from disposition of property and equipment	2,115	1,763
Acquisitions, net of cash acquired	—	(3,125)
Net cash used in investing activities	(39,101)	(36,961)
Cash flows from financing activities:
Proceeds under debt arrangements	1,208,937	20,000
Payments under debt arrangements	(1,205,049)	(123,824)
Payments of principal under finance lease liability	(4,687)	(4,484)
Payments of deferred financing costs	(9,489)	—
Payments under tax receivable agreement	(24,822)	—
Distributions to noncontrolling interests	(107)	(47)
Proceeds from exercise of stock options	2,102	1,971
Dividend and equity distribution payment	(321)	(906)
Shares forfeited for taxes	(6,246)	(14,367)
Payments of contingent consideration	—	(321)
Net cash used in financing activities	(39,682)	(121,978)
Net change in cash and cash equivalents	3,636	(57,801)
Cash and cash equivalents at the beginning of period	5,577	74,325
Cash and cash equivalents at the end of period	$9,213	$16,524

Use of non-GAAP information
This press release contains non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio. We use these internally as measures of operational performance, or liquidity, as applicable, and disclose them externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. We believe the investment community frequently uses these measures in the evaluation of similarly situated companies. Adjusted EBITDA is also used by the Company as a factor to determine the total amount of incentive compensation to be awarded to executive officers and other employees. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as alternatives to, or more meaningful than, net income as measures of operating performance or to cash flows from operating, investing or financing activities or to total debt as measures of liquidity or debt capacity. Since EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio are not measures determined in accordance with GAAP and are thus susceptible to varying interpretations and calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies. EBITDA, Adjusted EBITDA, and Adjusted Net Income do not represent amounts of funds that are available for management’s discretionary use. EBITDA and Adjusted EBITDA presented may not be the same as EBITDA and Adjusted EBITDA calculations as defined in the First Lien Credit Facilities. EBITDA is defined as earnings attributable to Agiliti, Inc. before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash share-based compensation expense, management fees and other non-recurring gains, expenses, or losses, transaction costs, remeasurement of the tax receivable agreement and loss on extinguishment of debt. LTM Adjusted EBITDA represents the last twelve months (“LTM”) of Adjusted EBITDA.
Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$(4,026)	$4,998	$(1,013)	$24,890
Interest expense	20,549	11,261	36,380	21,925
Income tax (benefit) expense	(2,892)	(1,698)	(1,236)	5,207
Depreciation and amortization	41,706	46,711	83,812	91,542
EBITDA	55,337	61,272	117,943	143,564
Non-cash share-based compensation expense	3,585	5,569	10,474	10,206
Management and other expenses (1)	2,067	—	3,028	—
Transaction costs (2)	83	1,295	1,595	3,521
Loss on extinguishment / modification of debt (3)	4,445	1,418	4,445	1,418
Adjusted EBITDA	$65,517	$69,554	$137,485	$158,709
_____________________________
(1)Management and other expenses represent non-recurring expenses.
(2)Transaction costs represent costs associated with potential and completed mergers and acquisitions.
(3)Loss on extinguishment / modification of debt for the three and six months ended June 30, 2023 consists of the write-off of unamortized costs and new costs incurred in relation to the amendment of the First Lien Term Loan and Revolving Credit Facility. Loss on extinguishment / modification of debt for the three and six months ended June 30, 2022 consists of the write-off of the unamortized debt discount related to the partial prepayment of the First Lien Term Loan.

Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Adjusted Net Income and Adjusted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share information)	2023	2022	2023	2022
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$(4,026)	$4,998	$(1,013)	$24,890
Amortization	22,167	22,797	44,654	45,130
Non-cash share-based compensation expense	3,585	5,569	10,474	10,206
Management and other expenses (1)	2,067	—	3,028	—
Transaction costs (2)	83	1,295	1,595	3,521
Loss on extinguishment / modification of debt (3)	4,445	1,418	4,445	1,418
Income tax benefit associated with pre-tax adjustments (4)	(8,510)	(10,276)	(15,901)	(18,245)
Adjusted net income	$19,811	$25,801	$47,282	$66,920

Weighted average shares outstanding - diluted	139,744,988	138,697,206	139,373,990	137,932,546
Adjusted EPS	$0.14	$0.19	$0.34	$0.49
_____________________________
(1)Management and other expenses represent non-recurring expenses.
(2)Transaction costs represent costs associated with potential and completed mergers and acquisitions.
(3)Loss on extinguishment / modification of debt for the three and six months ended June 30, 2023 consists of the write-off of unamortized costs and new costs incurred in relation to the amendment of the First Lien Term Loan and Revolving Credit Facility. Loss on extinguishment / modification of debt for the three and six months ended June 30, 2022 consists of the write-off of the unamortized debt discount related to the partial prepayment of the First Lien Term Loan.
(4)Income tax benefit associated with pre-tax adjustments represents the tax benefit associated with the reconciling items between net income and Adjusted Net Income and includes both the current and deferred income tax impact of the adjustments. To determine the aggregate tax effect of the reconciling items, we utilized statutory income tax rates ranging from 0% to 26%, depending upon the applicable jurisdictions of each adjustment.

Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Net Debt and Net Leverage Ratio

(in thousands)	June 30, 2023
First Lien Term Loan, due 2030	$1,075,000
Revolving Loan, due 2028	20,000
Finance lease liability	25,476
Less: Unamortized Deferred Financing Costs and Debt Discount	(22,854)
Total Debt	1,097,622
Less: Cash	(9,213)
Net Debt	$1,088,409

LTM Adjusted EBITDA	$275,317

Net Leverage	3.95	x